Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Monique Allaire AVEO Pharmaceuticals, Inc. (617) 299-5810	Media Contact: Caton Lovett Pure Communications (910) 232-7166

AVEO Reports Second Quarter 2010 Accomplishments and Financial Results

Advancement of Innovative Pipeline; Achievement of Collaboration-Driven Milestone

CAMBRIDGE, Mass., July 29, 2010 – AVEO Pharmaceuticals, Inc. (NASDAQ: AVEO), a biopharmaceutical company focused on discovering, developing and commercializing cancer therapeutics, today provided an update on recent research and development (R&D) and business accomplishments, and announced financial results for the quarter ended June 30, 2010.

“AVEO was very productive in the second quarter,” said Tuan Ha-Ngoc, president and chief executive officer of AVEO. “In particular, we received orphan drug designation for tivozanib from the European Medicines Agency, we presented promising clinical data from studies of tivozanib and AV-299, presented new insights relating to Notch, one of our discovery-stage targets, and co-authored a paper featured in Nature Reviews Cancer on our novel murine models which are a core element of our proprietary cancer biology platform. The advancement in our AV-299 monoclonal antibody program also triggered a milestone payment from Merck, which we believe further demonstrates our ability to create value from our platform.”

Recent R&D and Business Accomplishments

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Orphan Drug Designation for Tivozanib Received from EMA: The European Medicines Agency (EMA) has granted AVEO orphan medicinal product designation for tivozanib, its oral, triple VEGF receptor inhibitor, for the treatment of renal cell carcinoma, or RCC. According to the EMA, tivozanib was awarded the designation based on the prevalence of RCC among people in the European Union (EU); the life-threatening nature of the disease, particularly for those with advanced or metastatic RCC; and the assumption that tivozanib may provide significant benefit for patients with RCC, and may be more potent and specific than existing treatments with similar mechanism of action as supported by preliminary clinical results. Companies granted orphan medicinal product designation by the EMA receive, among several other benefits, market exclusivity in the EU for ten years following market authorization. Demonstration of quality, safety and efficacy is necessary before a designated orphan medicinal product can be granted a marketing authorization.

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Additional Tivozanib PFS Data Presented at ASCO: AVEO presented data from a subgroup analysis of the Phase 2 randomized discontinuation trial with tivozanib at the 46th Annual Meeting of the American Society of Clinical Oncology (ASCO). Data presented show a favorable efficacy observed with tivozanib compared to historical data from trials evaluating currently approved VEGF receptor inhibitors in patients with RCC. In addition, tivozanib was well-tolerated with a low rate of off-target toxicities commonly associated with other targeted therapies, such as mucositis, fatigue and hand-foot syndrome. Highlights from the analyses as assessed by independent radiological review include:

o	Median PFS for all patients (n=272) of 11.8 months;
o	Median progression-free survival (PFS) for patients with clear cell RCC who had undergone a prior nephrectomy (n=176) of 14.8 months;

o	Significantly higher PFS for patients with clear cell RCC (12.5 months) vs. non clear cell RCC (6.7 months), and for those with prior nephrectomy (14.1 months) vs. no prior nephrectomy (8.2 months); and
o	Similar PFS for patients with clear cell RCC and prior nephrectomy who were “treatment naïve” (14.3 months) and those who had received prior therapy with cytokines and/or chemotherapy (15.8 months).

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Phase 2 Clinical Trial of AV-299 Initiated; Milestone Payment Received from Merck: AVEO initiated a Phase 2 clinical trial evaluating AV-299 (SCH 900105), its lead investigational antibody targeting hepatocyte growth factor/scatter factor (HGF/SF), in combination with gefitinib (Iressa®) in patients with non-small cell lung cancer. The Phase 2 trial was initiated based on preclinical studies and results from the Phase 1 trial of AV-299. The initiation of this trial triggered an $8.5 million milestone payment by Merck to AVEO. Per the terms of AVEO’s collaboration with Merck relating to AV-299, AVEO has primary responsibility for clinical development of AV-299 through proof-of-concept in man, and retains the option to co-promote AV-299 in the United States for certain oncology indications.

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Phase 1 Results of AV-299 Presented at ASCO: At ASCO, AVEO presented results of its dose-escalation Phase 1 clinical trial evaluating the safety and tolerability of AV-299 in 37 patients with solid tumors. The Phase 1 results showed good tolerability of AV-299 with no dose limiting toxicities up to the highest dose tested, 20mg/kg. AVEO is also conducting two separate extensions of the Phase 1 trial evaluating AV-299 in combination with erlotinib (Tarceva®) in patients with a variety of solid tumors and AV-299 as monotherapy in patients with multiple myeloma.

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Milestone Payment Received from Biogen Idec: AVEO received a $5 million milestone payment from Biogen Idec International GmbH, a subsidiary of Biogen Idec, Inc., which was recognized in the first quarter of 2010, for the selection of the first humanized antibody development candidate from its ErbB3 program, AV-203. In preclinical studies, AV-203 has demonstrated significant tumor growth inhibition in multiple tumor models, including in models of breast, prostate and pancreatic cancers.

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New Data on Notch Antibody Program Presented at AACR: AVEO presented preclinical data at the American Association for Cancer Research (AACR) 101 st Annual Meeting 2010 which demonstrate that its Notch1-specific monoclonal antibody is a highly potent inhibitor of Notch1 function in both in vitro and in vivo models.

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Human Response Platform™ Featured in Nature Cancer Reviews: Researchers from AVEO, Harvard Medical School, Belfer Institute for Applied Cancer Science and Dana-Farber Cancer Institute, the Broad Institute of MIT and Harvard, and the Cancer Center at Cold Spring Harbor Laboratory and Howard Hughes Medical Institute, co-authored a cover article in the July 2010 issue of Nature Reviews Cancer summarizing the recent development of improved preclinical modeling approaches to cancer drug development. Citing the accelerated discovery of new cancer genes emerging from large-scale cancer genomics, as well as the extensive number of new compounds emerging from drug discovery pipelines, the authors noted the need for improved models to provide crucial insights. The review highlights a growing collection of innovative non-germline genetically engineered mouse models, including AVEO’s chimeric, human-in-mouse and population-based models that are core to AVEO’s proprietary cancer biology platform. The authors believe these next-generation models will pave the way for much needed efficient and accurate preclinical therapeutic testing.

Second Quarter Financial Results and Guidance

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AVEO ended the second quarter of 2010 with cash and marketable securities of $107 million. The company reaffirms its guidance that it expects to have a year-end cash balance of at least $50 million in cash and investments.

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Total revenues for the second quarter of 2010 were $15.6 million compared to $5.1 million in the second quarter of 2009. Revenue in the second quarter of 2010 reflects license fees, research and development funding and milestone payments, including an $8.5 million milestone earned under the company’s strategic partnership with Merck related to the initiation of the Phase 2 clinical trial evaluating AV-299 in non-small cell lung cancer.

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Research and development expenses for second quarter of 2010 totaled $26.0 million compared to $12.1 million in the second quarter of 2009. The increase in spending was primarily driven by clinical costs associated with TIVO-1, AVEO’s global Phase 3 clinical trial of tivozanib in patients with advanced RCC which commenced enrollment in February 2010.

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General and administrative expense for the second quarter of 2010 was $3.8 million compared to $2.4 million in the second quarter of 2009. The primary driver of the increase in spending was fees and costs associated with becoming a publicly traded company.

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Net loss for the quarter ended June 30, 2010 was $15.5 million, or $0.50 per common share (based on 30.8 million weighted average shares outstanding), compared to $10.2 million, or $6.41 per common share (based on 1.6 million weighted average shares outstanding), for the second quarter of 2009.

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During the second quarter, AVEO restructured its debt facility with Hercules Technology Growth Capital and Comerica Bank. The revised agreement, with affiliates of Hercules, increased the principal by approximately $7.5 million and extends the maturity beyond the expected timing of the TIVO-1 trial results, providing additional cash through 2012.

Upcoming Activities

AVEO expects to present at the following investor conferences:

•	Canaccord Genuity 30th Annual Growth Conference, Boston, August 10-12, 2010

•	Morgan Stanley Global Healthcare Conference, New York City, September 13-14, 2010

•	UBS Global Life Sciences Conference, New York City, September 20-22, 2010

•	The Fifth Annual JMP Securities Healthcare Conference, New York City, September 27-28, 2010

AVEO expects to present at the following cancer research meeting:

•	Cancer Genomics & Cancer Mutations and Cancer Stem Cells & The Tumor Microenvironment Meeting, San Francisco, August 2-4, 2010

Today’s Conference Call and Webcast Reminder

AVEO will hold a conference call today at 10:00 a.m. (EDT). The call can be accessed by dialing 1-866-788-0543 (domestic) or 1-857-350-1681 (international), five minutes prior to the start of the call and providing the passcode 84967127. The live, listen-only webcast of the conference call can be accessed by visiting the investors section of the AVEO website at http://investor.aveopharma.com.

A replay of the call will be available for two weeks, approximately two hours after the completion of the call and can be accessed by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), providing the passcode 50571817. A replay of the webcast will also be archived on the company’s website for two weeks following the call.

About AVEO

AVEO Pharmaceuticals (NASDAQ: AVEO) integrates a proprietary cancer biology platform with drug development and commercial expertise in its efforts to discover and develop targeted cancer therapeutics. The company’s lead product, tivozanib, is an oral, triple VEGF receptor inhibitor with a highly differentiated profile. Tivozanib is currently being investigated in a global, randomized Phase 3 clinical trial called TIVO-1 comparing tivozanib to sorafenib in advanced kidney cancer, as well as additional clinical studies in other solid tumor types. AVEO’s proprietary, integrated cancer biology platform offers the company a unique advantage in oncology drug development and has provided a discovery engine for high-value targets. This approach has resulted in a promising pipeline of monoclonal antibodies against novel targets including HGF, ErbB3, RON, Notch and FGFR. For more information, please visit the company’s website at www.aveopharma.com.

Forward Looking Statements

Statements in this press release about the expected benefits of AVEO’s non-germline genetically engineered mouse models, AVEO’s future expectations, plans and prospects, AVEO’s estimates for its 2010 financial performance (including its expected year-end cash balance), AVEO’s belief regarding its ability to create value from its proprietary cancer biology platform, the expected timing of TIVO-1 trial results, the EMA’s assumptions about tivozanib potentially providing significant benefit for patients with RCC, and being more potent and specific than existing treatments, AVEO’s proprietary, integrated cancer biology platform offering AVEO a unique advantage in oncology drug development, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: AVEO’s ability to successfully research, develop, obtain and maintain regulatory approvals for tivozanib, AV-299 and its other product candidates, including AV-203; AVEO’s inability to obtain and maintain adequate protection for intellectual property rights relating to AVEO’s product candidates and technologies; AVEO’s ability to maintain its strategic partnerships and risks related to the failure of AVEO’s strategic partners to meet their obligations under their agreements with AVEO; AVEO’s ability to consummate additional strategic partnerships on favorable terms; unplanned operating expenses and AVEO’s inability to raise substantial additional funds to achieve its goals; general economic and industry conditions; and other factors discussed in the “Risk Factors” section of AVEO’s most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings that AVEO periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments will cause AVEO’s views to change. However, while AVEO may elect to update these forward-looking statements at some point in the future, AVEO specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AVEO’s views as of any date subsequent to the date of this press release.

Iressa® and Tarceva® are registered trademarks of the AstraZeneca group of companies and OSI Pharmaceuticals, Inc., respectively.

AVEO Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Collaboration revenue	$15,622	$5,096	$26,503	$8,766
Operating expenses:
Research and development	25,997	12,071	48,615	21,800
General and administrative	3,835	2,424	6,588	4,995

	29,832	14,495	55,203	26,795
Loss from operations	(14,210)	(9,399)	(28,700)	(18,029)
Other income and expense:
Other income (expense), net	(582)	(155)	130	(217)
Interest expense	(725)	(720)	(1,332)	(1,463)
Interest income	28	39	35	67

Other income (expense), net	(1,279)	(836)	(1,167)	(1,613)
Net loss	$(15,489)	$(10,235)	$(29,867)	$(19,642)

Net loss per share—basic and diluted	$(0.50)	$(6.41)	$(1.60)	$(12.33)

Weighted-average number of common shares used in net loss per share—basic and diluted	30,822	1,596	18,649	1,593

AVEO Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$30,017	$45,290
Marketable securities	77,027	6,011
Accounts receivable	207	487
Prepaid expenses and other current assets	5,922	1,306

Total current assets	113,173	53,094
Property and equipment, net	3,962	4,197
Other assets	626	1,946
Restricted cash	607	607

Total assets	$118,368	$59,844

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,968	$7,491
Accrued expenses	7,705	7,389
Loans payable, net of discount	1,129	7,467
Deferred revenue	13,921	11,782
Deferred rent	213	176

Total current liabilities	33,936	34,305

Loans payable, net of current portion and discount	21,749	12,278
Deferred revenue, net of current portion	18,673	23,320
Deferred rent, net of current portion	709	819
Other liabilities	2,487	1,249
Warrants to purchase convertible preferred stock	—	1,459
Convertible preferred stock, $.001 par value: 80,624 and no shares authorized at December 31, 2009 and June, 2010, respectively; 75,917 shares issued and outstanding at December 31, 2009 and no shares outstanding at June 30, 2010	—	156,705

Stockholders’ equity (deficit):
Preferred Stock, $.001 par value: no shares and 5,000 shares authorized at December 31, 2009 and June 30, 2010, respectively; no shares issued and outstanding at December 31, 2009 and June 30,2010, respectively	—	—
Common stock, $.001 par value: 25,500 and 100,000 shares authorized at December 31, 2009 and June 30, 2010, respectively; 1,641 and 30,876 shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively	31	2
Additional paid-in capital	248,359	7,432
Accumulated other comprehensive income	16	—
Accumulated deficit	(207,592)	(177,725)

Total stockholders’ equity (deficit)	40,814	(170,291)

Total liabilities and stockholders’ equity (deficit)	$118,368	$59,844

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